EXHIBIT 21
                    PARENTS AND SUBSIDIARIES

(A)  Reynolds Metals Company has no parents.
(B) Set forth below is a list of certain of the subsidiaries and associated companies of Reynolds Metals Company:

                                                               Place of
                                                           Incorporation Or
                                                             Organization
                                                             ------------

  Aluminerie de Becancour Inc.                                 Quebec
* Aluminio Reynolds de Venezuela, S. A.                        Venezuela
  Aluminium Oxid Stade Gesellschaft mit beschrankter Haftung   Germany
* Bakers Choice Products, Inc.                                 Delaware
  Bohai Aluminium Industries, Ltd.                             China
* Canadian Reynolds Metals Company, Ltd./Societe Canadienne de
    Metaux Reynolds, Ltee                                      Quebec
  Hamburger Aluminium-Werk Gesellschaft mit beschrankter
    Haftung                                                    Germany
* Hanover Manufacturing Corporation                            Delaware
  Latas de Aluminio, S.A.                                      Brazil
  Manicouagan Power Company - La Compagnie Hydroelectrique
    Manicouagan                                                Quebec
* Malakoff Industries, Inc.                                    Texas
* Mt. Vernon Plastics Corporation                              Delaware
  Pechiney Reynolds Quebec, Inc.                               Nebraska
* Presidential Development Corporation                         New York
* RAMCO Manufacturing Company                                  Delaware
* RB Sales Company, Ltd.                                       Delaware
* Reynolds Aluminum China (Inc.)                               Delaware
* Reynolds Aluminium Deutschland, Inc.                         Delaware
* Reynolds Aluminium Deutschland Internationale
    Vertriebsgesellschaft mbH                                  Germany
* Reynolds Aluminium France, S.A.                              France
* Reynolds Aluminum Company of Canada, Ltd./Societe
    D'Aluminium Reynolds Du Canada, Ltee                       Quebec
* Reynolds Australia Alumina, Ltd.                             Delaware
* Reynolds Becancour, Inc.                                     Delaware
* Reynolds Consumer Products, Inc.                             Delaware
* Reynolds Extrusion Europe (Holding) B.V.                     The Netherlands
* Reynolds International Holdings, Inc.                        Delaware
* Reynolds International, Inc.                                 Delaware
* Reynolds International (China), Ltd.                         Bermuda
* Reynolds International (Panama) Inc.                         Panama
* Reynolds-Lemmerz Industries                                  Ontario
* Reynolds Wheels-Holding, S.p.A.                              Italy
* Reywest Development Corporation                              Arizona
* RMC Delaware, Inc.                                           Delaware
* RMC Properties, Ltd.                                         Delaware
* RMC Saint George, Inc.                                       Delaware
* RMCC Company                                                 Delaware
* Reynolds Metals Development Company                          Delaware
* Reynolds Metals Foreign Sales Corporation                    Barbados
* Saint George Insurance Company                               Vermont
* Southern Graphic Systems - Canada, Ltd./Systemes
    Graphiques Southern - Canada, Ltee                         Quebec
* Southern Graphic Systems, Inc.                               Kentucky

  The names of a number of subsidiaries and associated companies have been omitted because considered in the aggregate they would not constitute a significant subsidiary.

* Consolidated subsidiaries